EXHIBIT 10.43

AMENDMENT
TO THE SPLIT DOLLAR AGREEMENT
AND POLICY ENDORSEMENT WITH

CENTRAL VALLEY COMMUNITY BANK

This Amendment, made and entered into this              day of                      by and between Central Valley Community Bank f/k/a as Clovis Community Bank, a Bank organized and existing under the laws of the State of California, hereinafter referred to as the, “Bank”, and                         , a Director of the Bank, hereinafter referred to as the, “Director”, shall effectively amend the Split Dollar Agreement and Policy Endorsement with Central Valley Community Bank as specifically set forth herein.

1.)            The following life insurance policy shall be deleted from said agreement:

Jefferson Pilot Life Insurance Company policy number                         , and replaced with the following “Insurer” and “Policy Number”:

Insurer:  Jefferson Pilot Life Policy Number:

2.)                                   To replace Clovis Community Bank as set forth in said Split Dollar Agreement and Policy Endorsement with Central Valley Community Bank. Any references to Clovis Community Bank in said agreement shall be references to Central Valley Community Bank throughout said agreement as the one shall mean the other and shall have the same force and effect.

This Amendment shall be effective the             day of                          , 2003.

To the extent that any paragraph, term, or provision of the aforestated Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

CENTRAL VALLEY COMMUNITY BANK F/K/A AS CLOVIS COMMUNITY BANK
Clovis, California
By:
Witness	Title

Witness	Director